Exhibit 10.1
SKILLED HEALTHCARE GROUP, INC.
ACKNOWLEDGEMENT OF INCREASING LENDERS
     This Acknowledgement of Increasing Lenders (this “Agreement”) dated as of March 31, 2008 is entered into by and between Skilled Healthcare Group, Inc. (formerly known as SHG Holding Solutions, Inc.), a Delaware corporation (the “Company”), the Lenders listed on the signature pages hereto (each an “Increasing Lender” and, collectively, the “Increasing Lenders”) and Credit Suisse, Cayman Islands Branch, as Administrative Agent (in such capacity, “Administrative Agent”) pursuant to that certain Second Amended and Restated First Lien Credit Agreement dated as of December 27, 2005 and entered into by and among the Company, the financial institutions party thereto (the “Lenders”) and the Administrative Agent and Collateral Agent (said Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, being the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
     1. The Company has notified the Administrative Agent and the Lenders that it intends to exercise its rights under subsection 2.1A(iv) of the Credit Agreement to seek to increase the Revolving Loan Commitments by up to $50,000,000.
     2. Pursuant to subsection 2.1A(iv) of the Credit Agreement, each Increasing Lender desires to increase the principal amount of its Revolving Loan Commitment under the terms of the Credit Agreement. Each Increasing Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Loan Documents which are binding upon the Lenders, including, without limitation, all of the authorizations of the Lenders set forth in Section 9 of the Credit Agreement, as supplemented from time to time in accordance with the terms thereof.
     3. Each Increasing Lender’s portion of the Revolving Loan Commitments shall be as set forth on Schedule A annexed hereto.
     4. Each Increasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) from and after the date hereof, it shall continue to be bound by the provisions of the Credit Agreement and, to the extent of its Pro Rata Share of the Commitments, shall continue to have the rights and obligations of a Lender thereunder; and (iii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision; and (b) agrees that (1) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (2) it will continue to perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     5. The undersigned officer of the Company hereby represents, warrants and agrees as follows:

          a. The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date.
          b. No event has occurred and is continuing or would result from the consummation of the increase in the Revolving Loan Commitments that constitutes or would constitute an Event of Default or a Potential Event of Default.
          c. The Company and its Subsidiaries are in Pro Forma Compliance with each of the financial covenants contained in subsection 7.6 of the Credit Agreement.
          d. The following conditions to the increase under subsection 2.1A(iv) of the Credit Agreement have been met: (i) the Company has not requested more than five increases of the Commitments pursuant to Section 2.1A(iv) of the Credit Agreement, (ii) the increase in the Revolving Loan Commitments is in a minimum amount of at least $30,000,000, (iii) the aggregate principal amount of the increases in the Revolving Loan Commitments and/or Term Loan Commitments pursuant to subsection 2.1A(iv) of the Credit Agreement will not exceed $150,000,000, upon consummation of the increase in the Revolving Loan Commitments hereunder, (iv) the increase in the Revolving Loan Commitments is for the purpose of funding Permitted Acquisitions or for general corporate purposes, (v) the new Revolving Loan Commitments provided hereunder shall expire on the same date as the existing Revolving Loan Commitments under subsection 2.1A(ii) of the Credit Agreement, (vi) the weighted average interest rates applicable to the Revolving Loans hereunder does not exceed the rates set forth in subsection 2.2 of the Credit Agreement by more than 25 basis points, (vii) the Revolving Loan Commitments (and related Revolving Loans) provided hereunder constitute permitted indebtedness under the Senior Subordinated Note Indenture and shall constitute “Senior Indebtedness” (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture, and (viii) Lenders shall have received originally executed copies of one or more favorable written opinions of Roland G. Rapp, General Counsel of the Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the date hereof as to the increases in the Revolving Loan Commitments and such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).
     6. The Company hereby accepts the additional Revolving Loan Commitments of each Increasing Lender as set forth on Schedule A attached hereto (the “New Revolving Loan Commitments”) and hereby notifies the Administrative Agent that the aggregate principal amount of the Revolving Loan Commitments are hereby increased pursuant to subsection 2.1A(iv) of the Credit Agreement by the amount of the New Revolving Loan Commitments.
     7. The Company agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and instruments (including any replacement Note requested by an Increasing Lender, and any Mortgage amendments and increases in title policies requested by Administrative Agent) and take such further actions as the Administrative Agent may reasonably request in connection with the increase in the Revolving Commitments pursuant to this Agreement.
     8. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement shall become effective upon execution of this Agreement by the Administrative Agent, the Company and Increasing Lenders holding new Revolving Loan Commitments evidencing an aggregate increase in the principal amount equal to the Total Commitment/Loans for Increasing Lenders set forth on Schedule A attached hereto.
     9. Upon effectiveness of this Agreement, the Commitments and Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Revolving Loan Commitments, effected hereby as of the date of this Agreement.
     10. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.
     11. Each Increasing Lender agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.
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     IN WITNESS WHEREOF, the Company, Administrative Agent and the Increasing Lenders have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

COMPANY	SKILLED HEALTHCARE GROUP, INC.
By:
Name:
Title:

Acknowledgement

ADMINISTRATIVE AGENT:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

Acknowledgement

INCREASING LENDER:	[_______________], as Increasing Lender
By:
Name:
Title:

Acknowledgement